Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (File No. 333-237576) of Raytheon Technologies Corporation of our report dated June 17, 2021 relating to the financial statements and supplemental schedule of Raytheon Savings and Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
June 17, 2021